Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Marten Transport, Ltd.

We consent to the incorporation by reference in the registration statements (Nos. 333-81494, 33-75648 and 333-128168) on Form S-8 of Marten Transport, Ltd. of our reports dated March 14, 2007, with respect to the consolidated balance sheets of Marten Transport, Ltd. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Marten Transport, Ltd.

As discussed in Notes 1 and 9 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” on January 1, 2006.

/s/ KPMG LLP

Minneapolis, Minnesota
March 15, 2007